UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2006

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11204 Davenport Street, Suite 100, Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(402) 333-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2006, FindEx.com, Inc. (the “Company”) entered into a Modification and Extension Agreement with W. Sam Chandoha (the “Lender”) in connection with a certain convertible loan agreement originally entered into on July 20, 2006 for the principal sum of $150,000, and which loan agreement was the subject of a Current Report on Form 8-K previously filed on July 26, 2006. Under the terms of the original loan agreement, the obligation of the Company to repay the principal and interest matured as of September 20, 2006. While fifty percent of the original principal ($75,000) was repaid as of the original maturity date in accordance with the original terms of the loan agreement, the Modification and Extension Agreement extended the repayment term of the balance of the outstanding principal under the loan ($75,000), as well as the interest payable thereon and on the principal previously repaid, until October 20, 2006. The consideration payable by the Company for the extension of the maturity date was an amount equal to one percentage point on the principal that remains outstanding ($750). In all other material respects, the loan agreement, as documented in the exhibits annexed to the Current Report on Form 8-K previously filed by the Company on July 26, 2006, remains unaffected.

Although there can be no assurance, the Company believes that it will be able to meet all of it’s obligations under the note and security agreement which, as now amended, comprise the loan agreement. Because of the nature of the security interest granted, however, any inability to do so, at least within a relatively short period, could potentially result in a loss of some or all of the company’s assets, including the intellectual property comprising the software products upon which it is dependent for revenue. Any loss of these or other assets will necessarily have a material adverse effect on the Company, its business, financial condition, and would likely lead to the Company’s inability to continue as a going concern.

The Modification and Extension Agreement contains certain additional detail than that which is specifically set forth herein. Any summary contained herein does not purport to be a complete description of that agreement and is qualified in its entirety by reference to the Modification and Extension Agreement itself, a copy of which is annexed to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. Holders of, and prospective investors in, our common stock are strongly encouraged to read in their entirety this agreement, as well as the agreements annexed as exhibits to the Current Report on Form 8-K previously filed by the Company on July 26, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Modification and Extension Agreement Between FindEx.com, Inc. and W. Sam Chandoha, dated September 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2006	FINDEX.COM, INC.
By: /s/ Steven Malone
Steven Malone
President & Chief Executive Officer